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                                                                   EXHIBIT 10.39

                    AGREEMENT AND CONSENT REGARDING SUBLEASE


THIS AGREEMENT AND CONSENT REGARDING SUBLEASE ("Agreement") is made as of the 20th day of December, 2000 by CSM - Properties, Inc., a Minnesota corporation (herein, "Parent Landlord"), in favor of Fieldworks, Inc., a Minnesota corporation, (herein, "Fieldworks", "Tenant" or "Sublandlord"), and Alternative Business Furniture, Inc., a Minnesota corporation, (herein, "Subtenant").

WHEREAS, Parent Landlord, as Landlord, and Sublandlord, as Tenant, are parties to that certain Lease dated May 16, 1997, as amended by Addendum to Lease dated December 30, 1997 (as amended, the "Parent Lease") for the premises comprised of approximately 52,769 square feet located in the Edenvale Crossing Business Center, Eden Prairie, Minnesota (the "Premises"), as more particularly described in the Parent Lease; and

WHEREAS, Sublandlord and Subtenant are parties to that certain Sublease Agreement dated December 11, 2000, (the "Sublease"), a true and correct copy of which is attached hereto as EXHIBIT A and incorporated herein by reference, pursuant to which Sublandlord subleases to Subtenant approximately 4,728 square feet of the Premises; and

WHEREAS, Sublandlord and Subtenant have requested the written consent of Parent Landlord to the Sublease; and

WHEREAS, Parent Landlord is willing to consent to the Sublease upon the terms and conditions set forth herein.

NOW, THEREFORE, Parent Landlord hereby consents to the Sublease by and between Sublandlord and Subtenant, subject to the terms and conditions set forth herein:

         1. Sublandlord is and shall remain fully and wholly liable for performance of all of its covenants and obligations as Tenant under the Parent Lease;

         2. Nothing contained herein or in the Sublease shall be construed to alter or modify any of the terms or covenants between Parent Landlord and Tenant under the Parent Lease, or construed as releasing Tenant from its obligations under the Parent Lease;

         3. The Sublease and the interest of Subtenant therein shall be subject and subordinate to all of the covenants, terms and conditions of the Parent Lease, and nothing contained herein or in the Sublease shall be construed as an agreement by Parent Landlord to honor the Sublease or grant non-disturbance to Subtenant upon termination of the Parent Lease for any reason or upon default by Sublandlord under any of the terms of the Parent Lease, whether or not such default results in a termination of the Parent Lease;

         4. This Agreement shall not be construed as a consent to any future assignment, sublease or transfer of all or any portion of the Premises by either Sublandlord or Subtenant, or construed as a consent to any amendment to the Sublease;

         5. This Agreement shall not be construed as a consent to any alterations or modifications of the Premises described in the Sublease to the extent the consent of Parent Landlord is required under the terms of the Parent Lease prior to making such alterations or modifications; and

         6. Subtenant hereby covenants to Parent Landlord that, upon demand, Subtenant shall
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tender performance directly to Parent Landlord in its performance of the
Sublease. Subtenant acknowledges and agrees that Parent Landlord shall have a right of entry to the Premises in the event of a default by Tenant under the Parent Lease or by Subtenant in its performance of the Sublease.

IN WITNESS WHEREOF, Parent Landlord has entered into this Agreement effective as of the day and year first above written.


CSM PROPERTIES, INC.



By:      /s/ Dave Carland
   ---------------------------------
Its: Vice President

Date:    December 20, 2000
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